UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition and Related Financing of CrossPoint at Valley Forge
On August 18, 2015, KBS Real Estate Investment Trust III, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), acquired an office property containing 272,360 rentable square feet located on approximately 25.3 acres of land in Wayne, Pennsylvania (“CrossPoint at Valley Forge”). The seller is not affiliated with the Company or its advisor. The purchase price of CrossPoint at Valley Forge was $89.5 million plus closing costs.
CrossPoint at Valley Forge was constructed in 1974 and renovated in 2014.  As of August 18, 2015, CrossPoint at Valley Forge was 95% leased to 11 tenants with a weighted-average remaining lease term of 8.7 years.
The Company funded the purchase of CrossPoint at Valley Forge with proceeds from the CrossPoint at Valley Forge Mortgage Loan (defined below) and proceeds from its now-terminated primary initial public offering. On August 18, 2015, in connection with the acquisition of CrossPoint at Valley Forge, the Buyer entered into a mortgage loan with an unaffiliated lender for borrowings of $51.0 million, secured by CrossPoint at Valley Forge (the “CrossPoint at Valley Forge Mortgage Loan”). The CrossPoint at Valley Forge Mortgage Loan matures on September 1, 2022 and bears interest at a floating rate of 150 basis points over one-month LIBOR. Monthly payments are initially interest-only. Beginning October 1, 2020, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years at an interest rate of 6.50%. The Buyer has the right to repay the loan in part or in whole at any time subject to certain conditions described in the loan documents.
KBS REIT Properties III, LLC (“REIT Properties III”), an indirect wholly owned subsidiary of the Company, is providing a limited guaranty, in connection with the CrossPoint at Valley Forge Mortgage Loan, of the payment of certain potential costs, expenses, losses, damages, penalties, claims or other obligations incurred or suffered by the lender as a result of certain intentional actions committed by REIT Properties III, the Buyer and/or any of their affiliates in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the CrossPoint at Valley Forge Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer, as described in the guaranty of recourse carveouts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: August 18, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer